UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2007

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Kokomo Property Financing

On December 5, 2007, we, through NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, our subsidiary, entered into a secured loan, or the Kokomo loan, with Wachovia Financial Services, Inc., or Wachovia Financial. The Kokomo loan is evidenced by a Loan Agreement, or the Kokomo loan agreement, and a Promissory Note in the principal amount of $8,300,000, or the Kokomo note. The cash proceeds, net of closing costs, of approximately $8,249,000, were used to reimburse funds that we originally used to finance the acquisition of the Kokomo Medical Office Park located in Kokomo, Indiana, or the Kokomo property, which we acquired on August 30, 2007. The Kokomo note is secured by a Mortgage, Assignment, Security Agreement and Fixture Filing, or the Kokomo Mortgage, on the Kokomo property, and a Repayment Guaranty by which we unconditionally and irrevocably guarantee the obligations as listed in the Repayment Guaranty and those arising under the ISDA Agreement (as described below). The Kokomo loan matures on November 30, 2010, but may be extended for two consecutive 12 month periods, each subject to satisfaction of certain conditions, including payment of an extension fee equal to 0.125% of the principal balance then outstanding plus undisbursed loan proceeds. The Kokomo loan provides for monthly interest-only payments due on the first day of each calendar month. At our option, the Kokomo loan bears interest at per annum rates equal to: (a) 30-day LIBOR plus 1.40%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. If any monthly installment that is due is not received by Wachovia Financial on or before the 15th day of each month, the Kokomo loan provides for a late charge equal to 4.0% of such monthly installment. In the event of a default, the Kokomo loan also provides for a default interest rate of 4.0% per annum plus the greater of the LIBOR Rate or the Prime Rate. The Kokomo loan may be prepaid in whole or in part, without paying a prepayment premium. The Kokomo loan documents contain certain customary representations, warranties, covenants and indemnities.

The material terms of the Kokomo loan are qualified in their entirety by the terms of the Kokomo loan agreement, Kokomo note, Kokomo mortgage, Repayment Guaranty and Environmental Indemnity Agreement attached hereto as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K.

Kokomo Property Swap Agreement

On December 5, 2007, we, through NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, entered into an interest rate swap agreement, as amended, or the ISDA Agreement, with Wachovia Bank, National Association, in connection with the Kokomo loan with Wachovia Financial. Pursuant to the terms of the Kokomo note in favor of Wachovia Financial, the Kokomo loan bears interest, at our option, at a per annum rate equal to either: (a) 30-day LIBOR plus 1.40%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. As a result of the ISDA Agreement, the Kokomo loan bears interest at a fixed rate of 5.86% per annum from December 5, 2007 through November 30, 2010; and provides for monthly interest-only payments due on the first business day of each calendar month commencing on January 2, 2008.

The material terms of the interest rate swap are qualified in their entirety by the terms of the ISDA Agreement attached as Exhibit 10.6 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1 Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007

10.2 Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007

10.3 Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007

10.4 Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007

10.5 Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007

10.6 ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

December 11, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007
10.2	Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007
10.3	Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007
10.4	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007
10.5	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007
10.6	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended